Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners, LP Reports Fourth Quarter 2020 Results; Provides 2021 Outlook
AUSTIN, Texas, February 16, 2021 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the fourth quarter 2020.
Fourth Quarter 2020 Highlights
•Total revenues were $158.4 million for the fourth quarter 2020, compared to $178.2 million for the fourth quarter 2019.
•Net loss was $1.5 million for the fourth quarter 2020, compared to net income of $9.3 million for the fourth quarter 2019.
•Net cash provided by operating activities was $97.5 million for the fourth quarter 2020, compared to $91.7 million for the fourth quarter 2019.
•Adjusted EBITDA was $98.3 million for the fourth quarter 2020, compared to $109.2 million for the fourth quarter 2019.
•Distributable Cash Flow was $50.5 million for the fourth quarter 2020, compared to $58.0 million for the fourth quarter 2019.
•Announced cash distribution of $0.525 per common unit for the fourth quarter 2020, consistent with the fourth quarter 2019.
•Distributable Cash Flow Coverage was 0.99x for the fourth quarter 2020, compared to 1.14x for the fourth quarter 2019.
“USA Compression wrapped up 2020 with a fourth quarter that reflected very modest quarter-over-quarter declines in utilization and revenue, demonstrating a level of operational stability that would have been hard to imagine nine months ago,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “While we continued to see some impact of the ongoing industry softness in certain operating regions, at the same time, other regions performed well and helped balance out our overall business.”
He continued, “The broader natural gas market finished the year on a positive note, with natural gas prices having their best quarter of the year in the fourth quarter. And with the EIA estimating that 2020 dry natural gas production was down a mere 1.9% from 2019’s level, the continued robust demand and production numbers point to the importance of natural gas as a fuel and a raw feedstock for a wide array of products that consumers demand. Given the vast natural gas infrastructure and abundance of supply, we believe that natural gas will remain an important part of this country’s energy landscape.”
“During the quarter, we continued to focus on controlling expenses, resulting in operating margins in line with our historical levels. Our capital spending for the quarter was further reduced from previous quarters, and for the year came in meaningfully below initial expectations. Looking ahead to 2021, we have no new units on order, exercising capital discipline in a still-uncertain marketplace. While the exact timing and duration of a recovery is still unknown, we expect to power through by continuing to focus on operational excellence and customer-focused service.”
Expansion capital expenditures were $10.9 million, maintenance capital expenditures were $5.4 million and cash interest expense, net was $30.0 million for the fourth quarter 2020.
On January 14, 2021, the Partnership announced a fourth quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 5, 2021 to common unitholders of record as of the close of business on January 25, 2021.

Operational and Financial Data

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operational data:
Fleet horsepower (at period end)	3,726,181	3,725,053	3,682,968	3,726,181	3,682,968
Revenue generating horsepower (at period end)	2,997,262	3,009,773	3,310,024	2,997,262	3,310,024
Average revenue generating horsepower	3,004,069	3,042,786	3,308,392	3,139,732	3,279,374
Revenue generating compression units (at period end)	3,968	3,984	4,559	3,968	4,559
Horsepower utilization (at period end) (1)	82.8%	83.2%	93.7%	82.8%	93.7%
Average horsepower utilization (for the period) (1)	83.0%	83.9%	93.9%	86.8%	94.1%

Financial data ($ in thousands, except per horsepower data):
Revenue	$158,367	$161,666	$178,188	$667,683	$698,365
Average revenue per revenue generating horsepower per month (2)	$16.55	$16.62	$16.82	$16.71	$16.65
Net income (loss) (3)	$(1,474)	$6,519	$9,281	$(594,732)	$39,132
Operating income (loss) (3)	$31,193	$38,771	$43,801	$(464,852)	$168,384
Net cash provided by operating activities	$97,547	$48,219	$91,700	$293,198	$300,580
Gross margin	$48,480	$54,879	$63,351	$222,776	$239,615
Adjusted gross margin (4)(5)	$108,276	$114,951	$121,578	$461,744	$471,062
Adjusted gross margin percentage	68.4%	71.1%	68.2%	69.2%	67.5%
Adjusted EBITDA (5)	$98,293	$103,940	$109,228	$413,898	$419,640
Adjusted EBITDA percentage	62.1%	64.3%	61.3%	62.0%	60.1%
Distributable Cash Flow (5)	$50,467	$56,911	$58,021	$220,766	$221,868
________________________
(1)Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue generating horsepower and fleet horsepower was 80.4%, 80.8% and 89.9% at December 31, 2020, September 30, 2020 and December 31, 2019, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 80.6%, 81.7% and 89.8% for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 84.5% and 89.8% for the years ended December 31, 2020 and 2019, respectively.
(2)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.
(3)The Partnership’s net loss and operating loss for the year ended December 31, 2020 included a $619.4 million impairment charge due to the asset carrying amount exceeding fair value as of March 31, 2020. The impairment charge did not impact the Partnership’s cash flows, liquidity position or compliance with debt covenants.
(4)Adjusted gross margin was previously presented as gross operating margin. The definition of Adjusted gross margin is identical to the definition of gross operating margin previously presented. For the definition of Adjusted gross margin, see the “Non-GAAP Financial Measures” section below.
(5)Adjusted gross margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Liquidity and Long-Term Debt
As of December 31, 2020, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of December 31, 2020, the Partnership had outstanding borrowings under the revolving credit facility of $473.8 million, $1.1 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $284.2 million. As of December 31, 2020, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.
Full-Year 2021 Outlook
USA Compression is providing its full-year 2021 guidance as follows:
•Net income range of $0.0 million to $20.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $385.0 million to $405.0 million; and
•Distributable Cash Flow range of $193.0 million to $213.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth quarter 2020 performance. The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:	Dial 866-548-4713 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call. Investors outside the U.S. and Canada should dial 323-794-2093. The conference ID for both is 2288827.

A replay of the call will be available through February 26, 2021. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112. Investors outside the U.S. and Canada should dial 719-457-0820. The conference ID for both is 2288827.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.
About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that Adjusted gross margin is useful as a supplemental measure to investors of the Partnership’s operating profitability. Adjusted gross margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, Adjusted gross margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes that it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense. The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction expenses, loss on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense, depreciation and amortization expense, unit-based compensation expense, impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, the Partnership’s Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it allows management, investors and others to gauge the Partnership’s ability to pay distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2021 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2021 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of uncertainty regarding the length of time it will take for the U.S. and the rest of the world to slow the spread of COVID-19 to the point where applicable authorities are comfortable continuing to ease, or declining to reinstate certain restrictions on various commercial and economic activities; such restrictions are designed to protect public health but also have the effect of reducing demand for crude oil and natural gas;
•the severity and duration of world health events, including the recent COVID-19 outbreak, related economic repercussions, actions taken by governmental authorities and other third parties in response to the pandemic and the resulting disruption in the oil and gas industry and negative impact on demand for oil and gas, which continues to negatively impact our business;
•changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically, including the ability of members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) to agree on and comply with supply limitations;
•uncertainty regarding the timing, pace and extent of an economic recovery in the U.S. and elsewhere, which in turn will likely affect demand for crude oil and natural gas and therefore the demand for the compression and treating services we provide and the commercial opportunities available to us;
•the deterioration of the financial condition of our customers, which may result in the initiation of bankruptcy proceedings with respect to customers;
•renegotiation of material terms of customer contracts;
•competitive conditions in our industry;
•our ability to realize the anticipated benefits of acquisitions;
•actions taken by our customers, competitors and third-party operators;
•changes in the availability and cost of capital;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related delays, casualty losses and other matters beyond our control;
•operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;
•the restrictions on our business that are imposed under our long-term debt agreements;
•information technology risks including the risk from cyberattack;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-

looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Matthew C. Liuzzi
Chief Financial Officer
512-369-1624
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues:
Contract operations	$151,775	$156,632	$171,052	$644,194	$664,162
Parts and service	3,347	1,986	2,692	11,117	14,236
Related party	3,245	3,048	4,444	12,372	19,967
Total revenues	158,367	161,666	178,188	667,683	698,365
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	50,091	46,715	56,610	205,939	227,303
Depreciation and amortization	59,796	60,072	58,227	238,968	231,447
Selling, general and administrative	14,565	12,716	15,561	59,981	64,397
Loss on disposition of assets	261	1,686	1,329	146	940
Impairment of compression equipment	2,461	1,706	2,660	8,090	5,894
Impairment of goodwill	—	—	—	619,411	—
Total costs and expenses	127,174	122,895	134,387	1,132,535	529,981
Operating income (loss)	31,193	38,771	43,801	(464,852)	168,384
Other income (expense):
Interest expense, net	(32,336)	(32,004)	(32,984)	(128,633)	(127,146)
Other	19	20	27	86	80
Total other expense	(32,317)	(31,984)	(32,957)	(128,547)	(127,066)
Net income (loss) before income tax expense	(1,124)	6,787	10,844	(593,399)	41,318
Income tax expense	350	268	1,563	1,333	2,186
Net income (loss)	(1,474)	6,519	9,281	(594,732)	39,132
Less: distributions on Preferred Units	(12,187)	(12,188)	(12,187)	(48,750)	(48,750)
Net loss attributable to common and Class B unitholders’ interests	$(13,661)	$(5,669)	$(2,906)	$(643,482)	$(9,618)

Net loss attributable to:
Common units	$(13,661)	$(5,669)	$(2,817)	$(643,482)	$(1,774)
Class B Units	$—	$—	$(89)	$—	$(7,844)

Weighted average common units outstanding – basic and diluted	96,936	96,882	96,658	96,816	92,911

Weighted average Class B Units outstanding – basic and diluted	—	—	—	—	3,681

Basic and diluted net loss per common unit	$(0.14)	$(0.06)	$(0.03)	$(6.65)	$(0.02)

Basic and diluted net loss per Class B Unit	$—	$—	$—	$—	$(2.13)

Distributions declared per common unit	$0.525	$0.525	$0.525	$2.10	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2020
Selected Balance Sheet data:
Total assets	$2,948,700
Long-term debt, net	$1,927,005
Total partners’ capital	$337,655

Common units outstanding	96,962,323

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$97,547	$48,219	$91,700	$293,198	$300,580
Net cash used in investing activities	(10,909)	(30,394)	(36,263)	(105,099)	(144,490)
Net cash used in financing activities	(86,638)	(17,825)	(55,429)	(188,107)	(156,179)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Total revenues	$158,367	$161,666	$178,188	$667,683	$698,365
Cost of operations, exclusive of depreciation and amortization	(50,091)	(46,715)	(56,610)	(205,939)	(227,303)
Depreciation and amortization	(59,796)	(60,072)	(58,227)	(238,968)	(231,447)
Gross margin	$48,480	$54,879	$63,351	$222,776	$239,615
Depreciation and amortization	59,796	60,072	58,227	238,968	231,447
Adjusted gross margin	$108,276	$114,951	$121,578	$461,744	$471,062

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$(1,474)	$6,519	$9,281	$(594,732)	$39,132
Interest expense, net	32,336	32,004	32,984	128,633	127,146
Depreciation and amortization	59,796	60,072	58,227	238,968	231,447
Income tax expense	350	268	1,563	1,333	2,186
EBITDA	$91,008	$98,863	$102,055	$(225,798)	$399,911
Interest income on capital lease	67	87	142	383	672
Unit-based compensation expense (1)	4,329	1,332	2,884	8,400	10,814
Transaction expenses (2)	—	136	23	136	578
Severance charges	167	130	135	3,130	831
Loss on disposition of assets	261	1,686	1,329	146	940
Impairment of compression equipment (3)	2,461	1,706	2,660	8,090	5,894
Impairment of goodwill (4)	—	—	—	619,411	—
Adjusted EBITDA	$98,293	$103,940	$109,228	$413,898	$419,640
Interest expense, net	(32,336)	(32,004)	(32,984)	(128,633)	(127,146)
Non-cash interest expense	2,289	2,167	1,987	8,402	7,607
Income tax expense	(350)	(268)	(1,563)	(1,333)	(2,186)
Interest income on capital lease	(67)	(87)	(142)	(383)	(672)
Transaction expenses	—	(136)	(23)	(136)	(578)
Severance charges	(167)	(130)	(135)	(3,130)	(831)
Other	180	78	1,774	4,230	2,426
Changes in operating assets and liabilities	29,705	(25,341)	13,558	283	2,320
Net cash provided by operating activities	$97,547	$48,219	$91,700	$293,198	$300,580
________________________
(1)For the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, unit-based compensation expense included $0.7 million, $0.7 million and $0.6 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. For the years ended December 31, 2020 and 2019, unit-based compensation expense included $3.2 million and $2.5 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.5 million and $0.6 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Represents non-cash charges due to the asset carrying amount exceeding fair value as of March 31, 2020.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended						Year Ended
	December 31, 2020		September 30, 2020		December 31, 2019		December 31, 2020		December 31, 2019
Net income (loss)	$(1,474)		$6,519		$9,281		$(594,732)		$39,132
Non-cash interest expense	2,289		2,167		1,987		8,402		7,607
Depreciation and amortization	59,796		60,072		58,227		238,968		231,447
Non-cash income tax expense	180		78		1,024		530		1,376
Unit-based compensation expense (1)	4,329		1,332		2,884		8,400		10,814
Transaction expenses (2)	—		136		23		136		578
Severance charges	167		130		135		3,130		831
Loss on disposition of assets	261		1,686		1,329		146		940
Impairment of compression equipment (3)	2,461		1,706		2,660		8,090		5,894
Impairment of goodwill (4)	—		—		—		619,411		—
Distributions on Preferred Units	(12,187)		(12,188)		(12,187)		(48,750)		(48,750)
Proceeds from insurance recovery	—		—		427		336		1,591
Maintenance capital expenditures (5)	(5,355)		(4,727)		(7,769)		(23,301)		(29,592)
Distributable Cash Flow	$50,467		$56,911		$58,021		$220,766		$221,868
Maintenance capital expenditures	5,355		4,727		7,769		23,301		29,592
Transaction expenses	—		(136)		(23)		(136)		(578)
Severance charges	(167)		(130)		(135)		(3,130)		(831)
Distributions on Preferred Units	12,187		12,188		12,187		48,750		48,750
Other	—		—		323		3,364		(541)
Changes in operating assets and liabilities	29,705		(25,341)		13,558		283		2,320
Net cash provided by operating activities	$97,547		$48,219		$91,700		$293,198		$300,580

Distributable Cash Flow	$50,467		$56,911		$58,021		$220,766		$221,868

Distributions for Distributable Cash Flow Coverage Ratio (6)	$50,906		$50,874		$50,732		$203,409		$196,144

Distributable Cash Flow Coverage Ratio	0.99	x	1.12	x	1.14	x	1.09	x	1.13	x
________________________
(1)For the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, unit-based compensation expense included $0.7 million, $0.7 million and $0.6 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. For the years ended December 31, 2020 and 2019, unit-based compensation expense included $3.2 million and $2.5 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.5 million and $0.6 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Represents non-cash charges due to the asset carrying amount exceeding fair value as of March 31, 2020.
(5)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(6)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2021 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$0.0 million to $20.0 million
Plus: Interest expense, net	130.0 million
Plus: Depreciation and amortization	241.0 million
Plus: Income tax expense	1.0 million
EBITDA	$372.0 million to $392.0 million
Plus: Unit-based compensation expense (1)	13.0 million
Adjusted EBITDA	$385.0 million to $405.0 million
Less: Cash interest expense	120.5 million
Less: Current income tax expense	0.5 million
Less: Maintenance capital expenditures	22.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$193.0 million to $213.0 million
________________________
(1)Unit-based compensation expense is based on our closing per unit price of $14.77 on February 11, 2021.